Exhibit 99.1

GulfWest Energy Inc. Converts to Delaware Corporation and Changes Name to Crimson Exploration Inc.

           HOUSTON--(BUSINESS WIRE)--June 30, 2005--GulfWest Energy Inc. ("GulfWest") (OTCBB:GULF) has merged into Crimson Exploration Inc. ("Crimson"), formerly a wholly-owned subsidiary of GulfWest, to effect the conversion of GulfWest from a Texas corporation to a Delaware corporation. Specific details of this transaction are as follows:

           -- As previously disclosed, in conjunction with GulfWest's February 2005 sale of $42 million in preferred stock to an Oaktree Capital Management affiliate as part of its recapitalization plan, GulfWest committed to a reincorporation as a Delaware corporation by July 30, 2005. The merger and reincorporation received approval from the shareholders at the 2005 Regular Annual Meeting of Shareholders.

           -- Current holders of GulfWest preferred and common stock will receive one share of Crimson preferred or common stock, respectively, for each share of preferred or common stock of GulfWest that they currently own. Current stockholders of GulfWest that possess physical certificates for preferred or common stock are not required to surrender those certificates, as those certificates will remain valid evidences of ownership in Crimson. Those desiring to receive new Crimson certificates in replacement of the GulfWest certificates may do so by tendering the GulfWest certificates to Fidelity Transfer
        Company, our transfer agent, for exchange for Crimson certificates. For those shareholders whose GulfWest common shares are held in broker name by financial institutions, no action is required at all.

           -- The conversion of GulfWest to a Delaware corporation became effective on June 29, 2005, at which time GulfWest merged into Crimson, the surviving company, which will continue to operate under the name Crimson Exploration Inc. All current subsidiaries of GulfWest will become wholly-owned subsidiaries of Crimson and will retain their current names for the near future. The merger will not result in any material change in our business, assets or financial position.

           -- Two new nominees for director of GulfWest, Lee B. Backsen and Lon McCain, were elected at the regular annual shareholders' meeting held on June 1, 2005, and the three other directors, Allan D. Keel, B. James Ford and Skardon F. Baker, were reelected by the holders of GulfWest's Series G Preferred
        Stock, and those directors and current officers of GulfWest will continue on as directors and officers of Crimson.

           -- We have received notice from the NASDAQ Stock Market that the new symbol, for the trading of the common stock on the OTC
        Bulletin Board, will be "CXPI", and that the first day of trading under that symbol will be Friday, July 1, 2005.

           -- The proposal approved by the shareholders for this merger and the name change to Crimson also included authorization for the increase in the number of common shares to a total of 200 million shares. As of the time of this release, Crimson has 28,782,588 of common shares outstanding, and has fully-diluted shares outstanding, assuming conversion of all convertible preferred stock and accrued dividends, and the exercise of all outstanding warrants and granted stock options assumed in the merger, of 110,393,522 shares.

           -- The Plan of Merger, the new Certificate of Incorporation and By-Laws of Crimson and the Certificates of Designation for the various series of preferred stock of Crimson will be filed under a Form 8-K (forms of the same were filed with the Company's proxy statement filed in April 2005 and mailed to our shareholders of record).

           -- There were no accounting issues associated with the merger and reincorporation, and the historical results of GulfWest will be reflected as those of Crimson in future public filings.

           -- Our internet website address will become www.crimsonxp.com effective July 1, 2005.

           This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission ("SEC"). Such statements include those concerning our strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions we made based on our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Investors are cautioned that any such statements are not guarantees of future performance, and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2004 and our Form 10-Q for the quarter ended March 31, 2005 for further discussion of these risks.

    CONTACT: Crimson Exploration Inc., Houston
             E. Joseph Grady, 281-820-1919